Exhibit 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700
NEWS RELEASE

Contact:	Jennifer Franklin

Phone:	949.333.1721

Email:	jfranklin@steadfastcmg.com
STEADFAST INCOME REIT, INC. ANNOUNCES
RESULTS FOR THE YEAR ENDED DECEMBER 31, 2014
Irvine, Calif., March 17, 2015 — Steadfast Income REIT, Inc. (the “Company”) announced today its operating results for the year ended December 31, 2014.
For the year ended December 31, 2014, the Company had total revenues of $195.9 million compared to $109.1 million for the year ended December 31, 2013. Net loss was $25.7 million for the year ended December 31, 2014 compared to net loss of $55.9 million for the year ended December 31, 2013. Total assets of the Company grew from $1.56 billion at December 31, 2013 to $1.61 billion at December 31, 2014.
Highlights:
The Company:

•
Increased modified funds from operations (“MFFO”), as defined by the Investment Program Association, to $45.0 million for the year ended December 31, 2014 from MFFO of $19.3 million for the year ended December 31, 2013. (See the reconciliation of MFFO to net loss and accompanying notes contained within this release for additional information on how the Company calculates MFFO.)

•
Increased net operating income (“NOI”) to $101.3 million for the year ended December 31, 2014 from $58.7 million for the year ended December 31, 2013. (See the reconciliation of NOI to net loss and accompanying notes contained within this release for additional information on how the Company calculates NOI.)

•	Acquired seven multifamily properties with a total of 1,115 apartment homes for an aggregate purchase price of $130.3 million during the year ended December 31, 2014.

•	Disposed of three multifamily properties with a total of 448 apartment homes and recognized a gain on sales of $9.9 million during the year ended December 31, 2014.

•
Increased its multifamily property portfolio as of December 31, 2014 to 65 properties (net of two acquisitions of property immediately adjacent to existing properties in the portfolio) with 16,526 apartment homes and an aggregate purchase price of $1.62 billion from 63 properties with 15,859 apartment homes and an aggregate purchase price of $1.52 billion as of December 31, 2013. As of December 31, 2014, the Company had $481.1 million of fixed rate debt, including debt premiums and discounts totaling $4.7 million, with a weighted average interest rate of 4.30%, and $603.7 million of variable rate debt with a weighted average interest rate of 2.51%.

The weighted average interest rate on the Company's total outstanding debt as of December 31, 2014 was 3.31%.

•
Reported net cash provided by operating activities of $48.6 million for the year ended December 31, 2014 compared to net cash used in operating activities of $2.2 million for the year ended December 31, 2013. Net cash used in investing activities was $126.8 million for the year ended December 31, 2014 compared to $849.1 million for the year ended December 31, 2013.

•
Reported net cash provided by financing activities of $88.2 million for the year ended December 31, 2014, that included $29.5 million of distributions paid, net of $24.2 million in non-cash distributions pursuant to the Company's distribution reinvestment plan.

“We are executing on all of our business initiatives to increase value for our stockholders," said Ella Neyland, President of the Company. "As a result of buying multifamily communities in neighborhoods with job and population growth that exceeds the national average, we believe we can increase organic rents. We have also spent capital to upgrade the interiors of many of our apartment homes delivering a more attractive living space for our residents in exchange for an increase in rents. With a moderate income price point in rents, we are still below the rents charged for new luxury apartments which creates a value proposition for our residents."

About Steadfast Income REIT
     Steadfast Income REIT is a real estate investment trust that was formed to acquire and operate a diverse portfolio of real estate investments focused primarily on the multifamily sector, including stable, income-producing and value-added properties.
     Steadfast Income REIT is sponsored by Steadfast REIT Investments, LLC, an affiliate of Steadfast Companies, an Orange County, California-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.
###
This release contains certain forward-looking statements. Words such as "anticipates", "expects", "intends", "plans", "believes", "seeks", "estimates", "may" and "should" and their variations identify forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors section of the Company's public filings with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.
THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.

FINANCIAL TABLES, NOTES AND EXHIBITS FOLLOW

STEADFAST INCOME REIT, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Assets:
Real Estate:
Land	$174,102,422	$162,425,511
Building and improvements	1,457,633,918	1,316,608,491
Tenant origination and absorption costs	524,712	15,588,747
Other intangible assets	2,644,263	2,644,263
Construction-in-progress	2,048,098	—
Total real estate held for investment, cost	1,636,953,413	1,497,267,012
Less accumulated depreciation and amortization	(98,342,452)	(46,376,515)
Total real estate held for investment, net	1,538,610,961	1,450,890,497
Real estate held for sale, net	—	20,072,662
Total real estate, net	1,538,610,961	1,470,963,159
Cash and cash equivalents	29,529,312	19,552,205
Restricted cash	25,478,939	24,978,312
Rents and other receivables	1,992,310	28,555,764
Assets related to real estate held for sale	—	265,004
Deferred financing costs and other assets, net	13,455,606	17,575,410
Total assets	$1,609,067,128	$1,561,889,854
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Accounts payable and accrued liabilities	$39,527,928	$30,372,692
Below-market leases, net	—	163,237
Notes payable:
Mortgage notes payable, net	1,070,757,025	969,989,740
Revolving credit facility	14,000,000	—
Mortgage notes payable related to real estate held for sale	—	17,340,060
Total notes payable, net	1,084,757,025	987,329,800
Distributions payable	4,679,455	4,058,452
Due to affiliates, net	3,039,490	9,322,038
Liabilities related to real estate held for sale	—	580,100
Total liabilities	1,132,003,898	1,031,826,319
Commitments and contingencies
Redeemable common stock	—	12,945,007
Stockholders’ Equity:
Preferred stock, $0.01 par value per share; 100,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock $0.01 par value per share; 999,999,000 shares authorized, 76,858,483 and 74,153,580 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively	768,585	741,538
Convertible stock, $0.01 par value per share; 1,000 shares authorized, issued and outstanding as of December 31, 2014 and December 31, 2013, respectively	10	10
Additional paid-in capital	680,138,132	640,181,521
Cumulative distributions and net losses	(203,843,497)	(123,804,541)
Total stockholders’ equity	477,063,230	517,118,528
Total liabilities and stockholders’ equity	$1,609,067,128	$1,561,889,854

STEADFAST INCOME REIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the year ended December 31,
	2014	2013	2012
Revenues:
Rental income	$175,267,082	$98,018,275	$27,955,977
Tenant reimbursements and other	20,662,774	11,083,242	2,630,955
Total revenues	195,929,856	109,101,517	30,586,932
Expenses:
Operating, maintenance and management	52,427,001	28,708,239	8,687,480
Real estate taxes and insurance	34,750,097	17,499,798	3,721,952
Fees to affiliates	23,923,921	30,713,737	13,127,558
Depreciation and amortization	69,681,177	48,454,178	14,957,857
Interest expense	40,370,846	24,308,402	6,291,193
Loss on debt extinguishment	1,939,817	—	—
General and administrative expenses	6,896,519	7,106,568	3,085,470
Acquisition costs	1,626,904	8,169,451	3,275,349
Total expenses	231,616,282	164,960,373	53,146,859
Loss from continuing operations	(35,686,426)	(55,858,856)	(22,559,927)
Gain (loss) on sales of real estate	9,944,134	(21,001)	—
Net loss	$(25,742,292)	$(55,879,857)	$(22,559,927)
Loss per common share — basic and diluted	$(0.34)	$(1.39)	$(1.84)
Weighted average number of common shares outstanding — basic and diluted	75,450,215	40,169,940	12,238,094

Steadfast Income REIT, Inc.
Non-GAAP Measures - FFO and MFFO Reconciliation
For the Years Ended December 31, 2014, 2013 and 2012
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, has promulgated a measure known as funds from operations (FFO), which the Company believes to be an appropriate supplemental measure to reflect the operating performance of a real estate investment trust (REIT). The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to the Company's net income or loss as determined under GAAP.
The Company defines FFO, a non-GAAP financial measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property and non-cash impairment charges of real estate related investments, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In particular, the Company believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying, or book value, exceeds the total estimated undiscounted future cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of the Company's operations, it could be difficult to recover any impairment charges. The Company's FFO calculation complies with NAREIT’s policy described above.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time, especially if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances and/or as requested or required by lessees for operational purposes in order to maintain the value disclosed. The Company believes that since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, the Company believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization, provides a more complete understanding of its performance to investors and to management, and when compared year over year, reflects the impact on its operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, and modified funds from operations (MFFO) as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating the Company's operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.
Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses. The Company's management believes these fees and expenses do not affect the Company's overall long-term operating performance. Publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, the Company believes that public, non-listed REITs, are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after acquisition activity ceases. The Company's board of directors will determine to pursue a liquidity event when it believes that the then-current market conditions are favorable. However, the board of directors does not anticipate evaluating a liquidity event (i.e., a listing of the Company's common stock on a national exchange, a merger or sale of the Company or another similar transaction) until 2015. Thus, as a limited life REIT the Company will not continuously purchase assets and will have a limited life.
Due to the above factors and other unique features of publicly registered, non-listed REITs, the Investment Program Association (IPA), an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered non-listed REITs and which the Company believes to be another appropriate supplemental measure to reflect the operating performance of a public, non-listed REIT having the characteristics described above. MFFO is not equivalent to net income or loss as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate with a limited life and targeted exit strategy, as currently intended. The Company believes that, because MFFO excludes costs that it considers more reflective of investing activities and other non-operating items included in FFO and also excludes acquisition fees and expenses that affect its operations only in periods in which properties are acquired, MFFO can provide, on a going forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of its operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, the Company believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. The Company also believes that MFFO is a recognized measure of sustainable operating performance by the non-listed REIT industry. Further, the Company believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of the Company's operating performance after its offering has been completed and properties have been acquired, as it excludes acquisition costs that have a negative effect on the Company's operating performance during the periods in which properties are acquired.
The Company defines MFFO, a non-GAAP financial measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds from Operations (the Practice Guideline), issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items, as applicable, included in the determination of GAAP net income: acquisition fees and expenses; amounts relating to deferred rent receivables and amortization of above and below market leases and liabilities (which are adjusted in order to reflect such payments from a GAAP accrual basis to a cash basis of disclosing the rent and lease payments); accretion of discounts and amortization of premiums on debt investments; mark-to-market adjustments included in net income; nonrecurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, nonrecurring unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income in calculating the cash flows provided by operating activities and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized. While the Company relies on its external advisor for managing interest rate, hedge and foreign exchange risk, the Company does not retain an outside consultant to review all of its hedging agreements. Inasmuch as interest rate hedges are not a fundamental part of the Company's operations, the Company believes it is appropriate to exclude such non-recurring gains and losses in calculating MFFO, as such gains and losses are not reflective of on-going operations.
The Company's MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, the Company excludes acquisition related expenses, amortization of above and below market leases, fair value adjustments of derivative financial instruments, deferred rent receivables and the adjustments of such items related to noncontrolling interests. Under GAAP, acquisition fees and expenses are characterized as operating expenses in determining operating net income. These expenses are paid in cash by the Company. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the event that proceeds from the Company's initial public offering are not available to fund its reimbursement of acquisition fees and expenses incurred by its advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows. The acquisition of properties, and the corresponding acquisition fees and expenses, is the key operational feature of the Company's business plan to generate operational income and cash flow to fund distributions to stockholders. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, the Company views fair value adjustments of derivatives and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
The Company's management uses MFFO and the adjustments used to calculate MFFO in order to evaluate the Company's performance against other public, non-listed REITs which have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate in this manner. The Company believes that its use of MFFO and the adjustments used to calculate MFFO allow the Company to present its performance in a manner that reflects certain characteristics that are unique to public, non-listed REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures is useful to investors. By excluding expensed acquisition costs, the use of MFFO provides information consistent with the Company's management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to the Company's current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, the Company believes MFFO provides useful supplemental information.
Presentation of this information is intended to provide useful information to investors as they compare the operating performance to that of other public, non-listed REITs, although it should be noted that not all public, non-listed REITs calculate FFO and MFFO the same way, so comparisons with other public, non-listed REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of the Company's performance, as an alternative to cash flows from operations as an indication of the Company's liquidity, or indicative of funds available to fund the Company's cash needs, including the Company's ability to make distributions to stockholders. FFO and MFFO should be reviewed in conjunction with GAAP measurements as an indication of the Company's performance. MFFO has limitations as a performance measure where there is no regular net asset value determination of the Company. MFFO is useful in assisting the Company's management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete and net asset value is disclosed. MFFO is not a useful measure in evaluating net asset value because impairments are taken into account in determining net asset value but not in determining MFFO.
Neither the SEC, NAREIT nor any other regulatory body has passed judgment on the acceptability of the adjustments that the Company uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the non-listed REIT industry and in response to such standardization the Company may have to adjust its calculation and characterization of FFO or MFFO accordingly.
The Company's calculation of FFO and MFFO is presented in the following table for the years ended December 31, 2014, 2013 and 2012 (amounts unaudited):

	For the Years Ended December 31,
Reconciliation of net loss to MFFO:	2014	2013	2012
Net loss	$(25,742,292)	$(55,879,857)	$(22,559,927)
Depreciation of real estate assets	59,014,085	32,103,974	8,353,542
Amortization of lease-related costs	10,667,092	16,350,204	6,604,315
(Gain) loss on sales of real estate, net	(9,944,134)	21,001	—
FFO	33,994,751	(7,404,678)	(7,602,070)
Acquisition fees and expenses(1)(2)	4,878,304	27,317,558	13,406,569
Unrealized loss on derivative instruments	4,353,301	448,984	162,761
Loss on debt extinguishment	1,939,817	—	—
Amortization of below-market leases	(163,237)	(1,108,789)	(138,703)
MFFO	$45,002,936	$19,253,075	$5,828,557

FFO per share - basic and diluted	$0.45	$(0.18)	$(0.62)
MFFO per share - basic and diluted	0.60	0.48	0.48
Loss per common share - basic and diluted	(0.34)	(1.39)	(1.84)
Weighted average number of common shares outstanding, basic and diluted	75,450,215	40,169,940	12,238,094
___________

(1)
By excluding expensed acquisition costs, management believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of the Company's properties. Acquisition fees and expenses include payments to the Company's advisor or third parties. Acquisition fees and expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by the Company, unless earnings from operations or net sales proceeds from the disposition of properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to the property. In the event that proceeds from the Company's initial public offering are not available to fund the Company's reimbursement of acquisition fees and expenses incurred by the Company's advisor, such fees and expenses will need to be reimbursed to the advisor from other sources, including debt, operational earnings or cash flow, net proceeds from the sale of properties, or from ancillary cash flows.

(2)
Acquisition fees and expenses for the years ended December 31, 2014, 2013 and 2012 includes acquisition fees of $3,251,400, $19,148,107 and $10,131,220, respectively, that are recorded in fees to affiliates in the accompanying statements of operations and acquisition expenses of $1,626,904, $8,169,451 and $3,275,349, respectively, that are recorded in acquisition costs in the accompanying statements of operations.

Steadfast Income REIT, Inc.
Non-GAAP Measures - Net Operating Income
For the Years Ended December 31, 2014, 2013 and 2012
Net Operating Income (NOI) is a non-GAAP financial measure of performance. NOI is used by investors and the Company's management to evaluate and compare the performance of the Company's properties and to determine trends in earnings and to compute the fair value of the Company's properties as it is not affected by (1) the cost of funds of the Company, (2) acquisition costs of the Company, (3) non-operating fees paid to affiliates, (4) the impact of depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets that are included in net income computed in accordance with GAAP, or (5) general and administrative expenses and other gains and losses that are specific to the Company. The cost of funds is eliminated from net income because it is specific to the particular financing capabilities and constraints of the Company. The cost of funds is also eliminated because it is dependent on historical interest rates and other costs of capital as well as past decisions made by the Company regarding the appropriate mix of capital which may have changed or may change in the future. Acquisition costs and non-operating fees to affiliates are eliminated because they do not reflect continuing operating costs of the Company. Depreciation and amortization expenses as well as gains or losses from the sale of operating real estate assets are eliminated because they may not accurately represent the actual change in value in the Company's multifamily properties that result from use of the properties or changes in market conditions. While certain aspects of real property do decline in value over time in a manner that is reasonably captured by depreciation and amortization, the value of the properties as a whole have historically increased or decreased as a result of changes in overall economic conditions instead of from actual use of the property or the passage of time. Gains and losses from the sale of real property vary from property to property and are affected by market conditions at the time of sale which will usually change from period to period. These gains and losses can create distortions when comparing one period to another or when comparing the Company's operating results to the operating results of other real estate companies that have not made similarly timed purchases or sales. The Company believes that eliminating these costs from net (loss) income is useful because the resulting measure captures the actual revenue generated and actual expenses incurred in operating its properties as well as trends in occupancy rates, rental rates and operating costs.
However, the usefulness of NOI is limited because it excludes general and administrative costs, interest expense, interest income and other expense, acquisition costs, certain fees paid to affiliates, depreciation and amortization expense and gains or losses from the sale of properties, and other gains and losses as stipulated by GAAP, the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company's properties, all of which are significant economic costs. NOI may fail to capture significant trends in these components of net income which further limits its usefulness.
NOI is a measure of the operating performance of the Company's properties but does not measure the Company's performance as a whole. NOI is therefore not a substitute for net (loss) income as computed in accordance with GAAP. This measure should be analyzed in conjunction with net (loss) income computed in accordance with GAAP. Other companies may use different methods for calculating NOI or similarly entitled measures and, accordingly, the Company's NOI may not be comparable to similarly entitled measures reported by other companies that do not define the measure exactly as the Company does.
The following is a reconciliation of the Company's NOI to net loss for the three months ended December 31, 2014 and 2013 (amounts unaudited) and for the years ended December 31, 2014, 2013 and 2012 (amounts unaudited):

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2014	2013	2014	2013	2012
Net loss	$(4,668,129)	$(24,834,740)	$(25,742,292)	$(55,879,857)	$(22,559,927)
Fees to affiliates(1)	3,789,171	10,754,705	16,503,709	26,557,500	12,019,086
Depreciation and amortization	16,043,489	18,161,218	69,681,177	48,454,178	14,957,857
Interest expense	10,077,924	8,438,975	40,370,846	24,308,402	6,291,193
Loss on debt extinguishment	—	—	1,939,817	—	—
General and administrative expenses	2,343,992	4,240,862	6,896,519	7,106,568	3,085,470
Acquisition costs	270,758	2,876,492	1,626,904	8,169,451	3,275,349
Loss (gain) on sales of real estate	—	21,001	(9,944,134)	21,001	—
Net operating income	$27,857,205	$19,658,513	$101,332,546	$58,737,243	$17,069,028

________________

(1)
Fees to affiliates for the three and twelve months ended December 31, 2014 excludes property management fees of $1,501,010 and $5,802,772 and other fees of $400,552 and $1,617,440, respectively, that are included in NOI. Fees to affiliates for the three and twelve months ended December 31, 2013 excludes property management fees of $1,150,804 and $3,226,878 and other fees of $348,792 and $929,359, respectively, that are included in NOI. Fees to affiliates for the year ended December 31, 2012 excludes property management fees of $960,968 and other fees of $147,504 that are included in NOI.

EXHIBIT A

Monthly Portfolio Snapshot	|	December 2014

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	130	86.1%	92.7%
Clarion Park Apartments		Olathe, KS	220	1	219	215	97.7%	99.3%
Cooper Creek Village		Louisville, KY	123	—	123	116	94.3%	95.9%
Truman Farm Villas		Grandview, MO	200	1	199	196	98.0%	99.6%
EBT Lofts		Kansas City, MO	102	—	102	97	95.1%	97.1%
Windsor on the River		Cedar Rapids, IA	424	1	423	402	94.8%	96.8%
Renaissance St. Andrews		Louisville, KY	216	—	216	211	97.7%	98.2%
Spring Creek of Edmond		Edmond, OK	252	2	250	242	96.0%	98.3%
Montclair Parc Apartments		Oklahoma City, OK	360	2	358	348	96.7%	98.9%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	320	95.2%	97.1%
Estancia Apartments		Tulsa, OK	294	1	293	282	95.9%	98.7%
Montelena Apartmetns		Round Rock, TX	232	1	231	220	94.8%	95.6%
Valley Farms Apartments		Louisville, KY	160	—	160	156	97.5%	98.4%
Hilliard Park Apartments		Columbus, OH	201	2	199	195	97.0%	98.6%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	237	94.8%	98.1%
Hilliard Summit Apartments		Columbus, OH	208	2	206	189	90.9%	93.0%
Springmarc Apartments		San Marcos, TX	240	1	239	222	92.5%	97.0%
Renaissance at St. Andrews Condominiums		Louisville, KY	29	—	29	28	96.6%	96.6%
Ashley Oaks Apartments		San Antonio, TX	462	2	460	431	93.3%	95.0%
Arrowhead Apartments		Palatine, IL	200	1	199	195	97.5%	98.3%
The Moorings Apartments		Roselle, IL	216	1	215	206	95.4%	97.1%
Forty 57 Apartments		Lexington, KY	436	1	435	414	95.0%	97.0%
Keystone Farms Apartments		Nashville, TN	90	—	90	89	98.9%	99.2%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	290	96.7%	98.0%
South Pointe at Valley Farms		Louisville, KY	32	1	31	30	93.8%	98.4%
Montecito Apartments		Austin, TX	268	2	266	257	95.9%	97.8%
Hilliard Grand Apartments		Dublin, OH	314	2	312	304	96.8%	98.3%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	276	95.8%	97.9%
Library Lofts		Kansas City, MO	118	—	118	116	98.3%	99.2%
Trails at Buda Ranch		Buda, TX	264	1	263	251	95.1%	96.4%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	280	95.2%	99.8%
Deer Valley Apartments		Lake Bluff, IL	224	2	222	216	96.4%	98.1%
Grayson Ridge		North Richland Hills, TX	240	1	239	223	92.9%	94.0%
Rosemont at Olmos Park		San Antonio, TX	144	1	143	134	93.1%	95.1%
Retreat at Quail North		Oklahoma City, OK	240	1	239	234	97.5%	99.6%
The Lodge at Trails Edge		Indianapolis, IN	268	2	266	256	95.5%	98.1%
Arbors of Carrolton		Dallas, TX	131	—	131	127	96.9%	97.9%
Waterford on the Meadow		Dallas, TX	350	—	350	326	93.1%	96.1%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Belmont	Dallas, TX	260	—	260	252	96.9%	98.3%
Meritage at Steiner Ranch	Austin, TX	502	3	499	465	92.6%	96.8%
Tapestry Park	Birmingham, AL	354	1	353	225	63.6%	66.7%
Dawntree	Dallas, TX	400	—	400	378	94.5%	96.3%
Stuart Hall	Kansas City, MO	115	—	115	107	93.0%	97.2%
Bricegrove Park	Columbus, OH	240	—	240	223	92.9%	94.2%
Retreat at Hamburg Place	Lexington, KY	150	1	149	143	95.3%	97.2%
Cantare at ILV	Nashville, TN	206	1	205	196	95.1%	98.2%
Landing at Mansfield	Mansfield, TX	336	2	334	313	93.2%	94.3%
Heights at 2121	Houston, TX	504	4	500	469	93.1%	95.5%
Villas at Huffmeister	Houston, TX	294	1	293	283	96.3%	97.8%
Villas at Kingwood	Kingwood, TX	330	1	329	316	95.8%	97.5%
Waterford Place Riata Ranch	Cypress, TX	228	1	227	221	96.9%	98.0%
Carrington Place	Houston, TX	324	1	323	305	94.1%	97.5%
Carrington at Champion Forest	Houston, TX	284	1	283	275	96.8%	98.7%
Carrington Park at Huffington	Houston, TX	232	1	231	216	93.1%	95.5%
Willow Crossing	Elk Grove Village, IL	579	2	577	535	92.4%	93.7%
Echo at Katy Ranch	Katy, TX	260	1	259	242	93.1%	95.1%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	227	94.6%	96.8%
Audubon Park	Nashville, TN	256	2	254	237	92.6%	95.6%
Mallard Crossing	Loveland, OH	350	2	348	322	92.0%	94.4%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	274	93.5%	95.9%
Reserve at Creekside	Chattanooga, TN	192	2	190	181	94.3%	96.9%
Mapleshade	Dallas, TX	148	1	147	133	89.9%	92.1%
Richland Falls	Murfreesboro, TN	190	1	189	183	96.3%	99.1%
Oak Crossing	Fort Wayne, IN	222	1	221	213	95.9%	99.8%
Park Shore	St Charles, IL	160	—	160	152	95.0%	97.5%
Total		16,526	71	16,455	15,547	94.1%	96.6%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	1	4,843	4,843	100.0%
Total		4	25,973	25,973	100.0%

Monthly Portfolio Snapshot	|	November 2014

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	140	92.7%	95.4%
Clarion Park Apartments		Olathe, KS	220	1	219	215	97.7%	99.2%
Cooper Creek Village		Louisville, KY	123	—	123	115	93.5%	95.3%
Truman Farm Villas		Grandview, MO	200	1	199	192	96.0%	98.5%
EBT Lofts		Kansas City, MO	102	—	102	99	97.1%	97.3%
Windsor on the River		Cedar Rapids, IA	424	1	423	397	93.6%	95.8%
Renaissance St. Andrews		Louisville, KY	216	—	216	206	95.4%	97.1%
Spring Creek of Edmond		Edmond, OK	252	2	250	243	96.4%	98.3%
Montclair Parc Apartments		Oklahoma City, OK	360	2	358	350	97.2%	99.0%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	320	95.2%	97.3%
Estancia Apartments		Tulsa, OK	294	1	293	282	95.9%	98.7%
Montelena Apartments		Round Rock, TX	232	1	231	222	95.7%	96.2%
Valley Farms Apartments		Louisville, KY	160	—	160	158	98.8%	99.1%
Hilliard Park Apartments		Columbus, OH	201	2	199	190	94.5%	98.5%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	240	96.0%	99.2%
Hilliard Summit Apartments		Columbus, OH	208	2	206	197	94.7%	96.2%
Springmarc Apartments		San Marcos, TX	240	1	239	223	92.9%	94.1%
Renaissance at St. Andrews Condominiums		Louisville, KY	29	—	29	28	96.6%	96.6%
Ashley Oaks Apartments		San Antonio, TX	462	2	460	435	94.2%	96.4%
Arrowhead Apartments		Palatine, IL	200	1	199	192	96.0%	97.6%
The Moorings Apartments		Roselle, IL	216	1	215	210	97.2%	98.2%
Forty 57 Apartments		Lexington, KY	436	1	435	415	95.2%	96.5%
Keystone Farms Apartments		Nashville, TN	90	—	90	88	97.8%	98.9%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	290	96.7%	97.8%
Southpointe at Valley Farms		Louisville, KY	32	1	31	30	93.8%	96.1%
Montecito Apartments		Austin, TX	268	2	266	255	95.1%	96.9%
Hilliard Grand Apartments		Dublin, OH	314	2	312	305	97.1%	98.2%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	279	96.9%	98.5%
Library Lofts		Kansas City, MO	118	—	118	114	96.6%	98.3%
Trails at Buda Ranch		Buda, TX	264	1	263	252	95.5%	96.9%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	281	95.6%	99.7%
Deer Valley Apartments		Lake Bluff, IL	224	2	222	215	96.0%	97.4%
Grayson Ridge		North Richland Hills, TX	240	1	239	226	94.2%	95.3%
Rosemont at Olmos Park		San Antonio, TX	144	1	143	136	94.4%	96.0%
Retreat at Quail North		Oklahoma City, OK	240	1	239	229	95.4%	98.8%
The Lodge at Trails Edge		Indianapolis, IN	268	2	266	258	96.3%	98.0%
Arbors of Carrolton		Dallas, TX	131	—	131	127	96.9%	97.0%
Waterford on the Meadow		Dallas, TX	350	—	350	333	95.1%	96.8%
Belmont		Dallas, TX	260	—	260	253	97.3%	98.6%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Meritage at Steiner Ranch	Austin, TX	502	3	499	467	93.0%	95.8%
Tapestry Park	Birmingham, AL	243	1	242	220	90.5%	95.6%
Dawntree	Dallas, TX	400	—	400	386	96.5%	97.6%
Stuart Hall	Kansas City, MO	115	—	115	109	94.8%	95.2%
Bricegrove Park	Lexington, KY	240	—	240	225	93.8%	95.8%
Retreat at Hamburg Place	Lexington, KY	150	1	149	145	96.7%	98.3%
Cantare at ILV	Nashville, TN	206	1	205	198	96.1%	98.3%
Landing at Mansfield	Mansfield, TX	336	2	334	317	94.3%	95.8%
Heights at 2121	Houston, TX	504	4	500	473	93.8%	96.3%
Villas at Huffmeister	Houston, TX	294	1	293	280	95.2%	97.5%
Villas at Kingwood	Kingwood, TX	330	1	329	318	96.4%	97.4%
Waterford Place Riata Ranch	Cypress, TX	228	1	227	221	96.9%	98.2%
Carrington Place	Houston, TX	324	1	323	298	92.0%	96.2%
Carrington at Champion Forest	Houston, TX	284	1	283	275	96.8%	98.2%
Carrington Park at Huffington	Houston, TX	232	1	231	216	93.1%	96.2%
Willow Crossing	Elk Grove Village, IL	579	2	577	527	91.0%	92.7%
Echo at Katy Ranch	Katy, TX	260	1	259	244	93.8%	95.6%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	227	94.6%	97.5%
Audubon Park	Nashville, TN	256	2	254	236	92.2%	95.9%
Mallard Crossing	Loveland, OH	350	2	348	319	91.1%	93.9%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	276	94.2%	96.2%
Reserve at Creekside	Chattanooga, TN	192	2	190	184	95.8%	97.9%
Mapleshade	Dallas, TX	148	1	147	139	93.9%	95.4%
Richland Falls	Murfreesboro, TN	190	1	189	184	96.8%	98.7%
Oak Crossing	Fort Wayne, IN	222	1	221	210	94.6%	98.1%
Park Shore	St Charles, IL	160	—	160	156	97.5%	98.3%
Total		16,415	71	16,344	15,590	95.0%	97.1%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	1	4,843	4,843	100.0%
Total		4	25,973	25,973	100.0%

Monthly Portfolio Snapshot	|	October 2014

Property		Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family
Park Place Condominiums		Des Moines, IA	151	—	151	138	91.4%	95.5%
Clarion Park Apartments		Olathe, KS	220	1	219	213	96.8%	98.6%
Cooper Creek Village		Louisville, KY	123	—	123	118	95.9%	96.5%
Truman Farm Villas		Grandview, MO	200	1	199	190	95.0%	98.1%
EBT Lofts		Kansas City, MO	102	—	102	100	98.0%	99.0%
Windsor on the River		Cedar Rapids, IA	424	1	423	386	91.0%	94.3%
Renaissance St. Andrews		Louisville, KY	216	—	216	201	93.1%	95.1%
Spring Creek of Edmond		Edmond, OK	252	2	250	247	98.0%	99.5%
Montclair Parc Apartments		Oklahoma City, OK	360	2	358	346	96.1%	98.7%
Sonoma Grande Apartments		Tulsa, OK	336	1	335	325	96.7%	99.1%
Estancia Apartments		Tulsa, OK	294	1	293	281	95.6%	97.5%
Montelena Apartmetns		Round Rock, TX	232	1	231	223	96.1%	97.1%
Valley Farms Apartments		Louisville, KY	160	—	160	155	96.9%	97.7%
Hilliard Park Apartments		Columbus, OH	201	2	199	190	94.5%	98.9%
Sycamore Terrace Apartments		Terre Haute, IN	250	1	249	238	95.2%	97.5%
Hilliard Summit Apartments		Columbus, OH	208	2	206	203	97.6%	99.2%
Springmarc Apartments		San Marcos, TX	240	1	239	225	93.8%	95.5%
Renaissance at St. Andrews Condominiums		Louisville, KY	29	—	29	28	96.6%	96.6%
Ashley Oaks Apartments		San Antonio, TX	462	2	460	425	92.0%	94.2%
Arrowhead Apartments		Palatine, IL	200	1	199	193	96.5%	97.8%
The Moorings Apartments		Roselle, IL	216	1	215	209	96.8%	99.4%
Forty 57 Apartments		Lexington, KY	436	1	435	420	96.3%	97.8%
Keystone Farms Apartments		Nashville, TN	90	—	90	89	98.9%	100.0%
Riverford Crossing Apartments		Frankfort, KY	300	1	299	291	97.0%	99.0%
South Pointe at Valley Farms		Louisville, KY	32	1	31	32	100.0%	100.0%
Montecito Apartments		Austin, TX	268	2	266	253	94.4%	97.0%
Hilliard Grand Apartments		Dublin, OH	314	2	312	304	96.8%	98.6%
The Hills at Fair Oaks		Fair Oaks Ranch, TX	288	2	286	280	97.2%	99.2%
Library Lofts		Kansas City, MO	118	—	118	114	96.6%	98.7%
Trails at Buda Ranch		Buda, TX	264	1	263	246	93.2%	95.5%
Deep Deuce at Bricktown		Oklahoma City, OK	294	2	292	281	95.6%	99.5%
Deer Valley Apartments		Lake Bluff, IL	224	2	222	214	95.5%	97.0%
Grayson Ridge		North Richland Hills, TX	240	1	239	230	95.8%	98.0%
Rosemont at Olmos Park		San Antonio, TX	144	1	143	133	92.4%	94.4%
Retreat at Quail North		Oklahoma City, OK	240	1	239	225	93.8%	97.5%
The Lodge at Trails Edge		Indianapolis, IN	268	2	266	258	96.3%	99.2%

Property	Location	Total Units	Non-Revenue Units	Rentable Units	Average Occupied Units	Average % Occupied	% Leased
Multi-Family (continued)
Arbors of Carrolton	Dallas, TX	131	—	131	129	98.5%	99.8%
Waterford on the Meadow	Dallas, TX	350	—	350	334	95.4%	97.4%
Belmont	Dallas, TX	260	—	260	247	95.0%	96.4%
Meritage at Steiner Ranch	Austin, TX	502	3	499	464	92.4%	95.5%
Tapestry Park	Birmingham, AL	223	1	222	214	96.0%	97.0%
Dawntree	Dallas, TX	400	—	400	390	97.5%	98.4%
Stuart Hall	Kansas City, MO	115	—	115	112	97.4%	98.7%
Bricegrove Park	Columbus, OH	240	—	240	217	90.4%	93.8%
Retreat at Hamburg Place	Lexington, KY	150	1	149	142	94.7%	96.8%
Cantare at ILV	Nashville, TN	206	1	205	199	96.6%	98.9%
Landing at Mansfield	Mansfield, TX	336	2	334	318	94.6%	97.1%
Heights at 2121	Houston, TX	504	4	500	488	96.8%	99.0%
Villas at Huffmeister	Houston, TX	294	1	293	277	94.2%	96.0%
Villas at Kingwood	Kingwood, TX	330	1	329	317	96.1%	98.9%
Waterford Place Riata Ranch	Cypress, TX	228	1	227	219	96.1%	97.3%
Carrington Place	Houston, TX	324	1	323	296	91.4%	94.9%
Carrington at Champion Forest	Houston, TX	284	1	283	271	95.4%	97.3%
Carrington Park at Huffington	Houston, TX	232	1	231	216	93.1%	96.2%
Willow Crossing	Elk Grove Village, IL	579	2	577	520	89.8%	92.5%
Echo at Katy Ranch	Katy, TX	260	1	259	245	94.2%	95.2%
Heritage Grand at Sienna Plantation	Missouri City, TX	240	1	239	220	91.7%	95.3%
Audubon Park	Nashville, TN	256	1	255	233	91.0%	94.6%
Mallard Crossing	Loveland, OH	350	2	348	313	89.4%	92.0%
Renaissance at Carol Stream	Carol Stream, IL	293	1	292	280	95.6%	96.9%
Reserve at Creekside	Chattanooga, TN	192	2	190	183	95.3%	97.0%
Mapleshade	Dallas, TX	148	1	147	142	95.9%	98.5%
Richland Falls	Murfreesboro, TN	190	1	189	185	97.4%	99.5%
Oak Crossing	Fort Wayne, IN	222	1	221	210	94.6%	98.2%
Park Shore	St Charles, IL	160	—	160	155	96.9%	97.7%
Total		16,395	70	16,325	15,540	94.8%	97.3%

		Total Units	Total Square Footage	Occupied Square Footage	% Occupied
Commercial
Library Lofts Commercial	Kansas City, MO	2	16,680	16,680	100.0%
Stuart Hall Commercial	Kansas City, MO	1	4,450	4,450	100.0%
Meritage at Steiner Ranch Commercial	Austin, TX	1	4,843	4,843	100.0%
Total		4	25,973	25,973	100.0%

DEFINITIONS OF PORTFOLIO PERFORMANCE METRICS

Total Units:	Number of units per property at the end of the reporting period.

Non-Revenue Units:	Number of model units or other non-revenue administrative units at the end of the reporting period.

Rentable Units:	Total Units less Non-Revenue Units at the end of the reporting period.

Average Occupied Units:	Number of units occupied based on a weekly average during the reporting period.

Average Percent Occupied:	Percent of units occupied (Average Occupied Units divided by Total Units).

Percent Leased:	Percent of Total Units leased at the end of the reporting period (number of leased units divided by Total Units).

Total Square Footage:	Total square footage of commercial property at the end of the reporting period.

Occupied Square Footage:	Total square footage of commercial property occupied at the end of the reporting period.

Percent Occupied:	Percent of square footage occupied (Occupied Square Footage divided by Total Square Footage).